EXHIBIT 3.2


                               BYLAWS OF

                       AMCON DISTRIBUTING COMPANY

               As Amended and Restated on January 29, 2008





                               ARTICLE I
                             STOCKHOLDERS

                                                                  Page

Section 1.   Time and Place of Meetings                            1
Section 2.   Annual Meetings                                       1
Section 3.   Special Meetings                                      1
Section 4.   Notice of Meetings                                    1
Section 5.   Quorum and Adjournment                                1
Section 6.   Voting                                                2
Section 7.   Stockholder Proposals and Nominations of Directors    2
Section 8.   Inspectors of Elections                               3
Section 9.   Opening and Closing of Polls                          4

                               ARTICLE II
                               DIRECTORS

Section 1.   General Powers                                        4
Section 2.   Number and Term of Office                             4
Section 3.   Vacancies                                             5
Section 4.   Regular Meetings                                      5
Section 5.   Special Meetings                                      5
Section 6.   Quorum                                                5
Section 7.   Written Action                                        5
Section 8.   Participation in Meetings by Conference Telephone     5
Section 9.   Committees                                            5
Section 10.  Compensation                                          6
Section 11.  Regulations; Manner of Acting                         7

                              ARTICLE III
                                NOTICES

Section 1.   Generally                                             7
Section 2.   Waivers                                               7

                              ARTICLE IV
                      OFFICERS AND LEAD DIRECTOR

Section 1.   Generally                                             8
Section 2.   Compensation                                          8
Section 3.   Election                                              8
Section 4.   Authority and Duties                                  8
Section 5.   Removal and Resignation; Vacancies                    8
Section 6.   Chairman                                              8
Section 7.   Lead Director                                         8
Section 8.   Vice Chairman                                        10
Section 9.   Chief Executive Officer                              10
Section 10.  President                                            10
Section 11.  Execution of Documents and Action With Respect to
             Securities of Other Corporations                     10
Section 12.  Vice President                                       10
Section 13.  Secretary and Assistant Secretaries                  11
Section 14.  Chief Financial Officer, Treasurer and Assistant
             Treasurer                                            11

                               ARTICLE V
                            INDEMNIFICATION

Section 1.   Right to Indemnification                             11
Section 2.   Right of Indemnitee To Bring Suit                    12
Section 3.   Nonexclusivity of Rights                             13
Section 4.   Insurance                                            13
Section 5.   Indemnification of Agents of the Corporation         13
Section 6.   Indemnification Contracts                            13
Section 7.   Effect of Amendment                                  13

                               ARTICLE VI
                                 STOCK

Section 1.   Certificated and Uncertificated Shares               14
Section 2.   Transfer                                             14
Section 3.   Lost, Stolen or Destroyed Certificates               14
Section 4.   Record Date                                          15

                              ARTICLE VII
                          GENERAL PROVISIONS

Section 1.   Fiscal Year                                          15
Section 2.   Corporate Seal                                       16
Section 3.   Reliance Upon Books, Reports and Records             16
Section 4.   Time Periods                                         16
Section 5.   Dividends                                            16

                             ARTICLE VIII

AMENDMENTS                                                        16








                                 BYLAWS

              As Amended and Restated on January 29, 2008

                              ARTICLE I

                            STOCKHOLDERS

SECTION 1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, by the Chairman of the Board or the President and such time and place shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETINGS. An annual meeting of the stockholders commencing with the year 1995 shall be held on the third Thursday in February if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire at that meeting and shall transact such other business as may properly be brought before the meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may only be called by
(a) the Chairman of the Board, (b) the Lead Director (if one is appointed), (c) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors or
(d) the President.

SECTION 4. NOTICE OF MEETINGS. Notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in the manner specified in Section 1 of Article III hereof not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 5. QUORUM AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting, conforming to the requirements of Section 4 of Article I hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

SECTION 6. VOTING. Except as otherwise provided by law or by the Restated Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting, and such votes may be cast either in person or by proxy. A stockholder may authorize one or more persons to act for such stockholder as proxy (a) in a writing executed by such stockholder or to which such stockholder's signature is affixed, including by facsimile signature, or (b) by the transmission of a telegram, cablegram, or other means of electronic transmission to the person, firm, organization or agent authorized by the stockholder to be the holder of the proxy if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A complete copy, facsimile telecommunication or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes. Every proxy must be filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy, or another duly authorized proxy bearing a later date, with the Secretary of the Corporation. No vote of the stockholders need be taken by written ballot unless otherwise required by law. If authorized by the board of directors, any vote required to be taken by written ballot shall be satisfied by a ballot submitted by electronic transmission if such electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Restated Certificate of Incorporation or these By laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 7. STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting. Any nominations, other than those made by or on behalf of the Board of Directors, and any proposal by any stockholder to transact any corporate business at an annual or special stockholders' meeting, shall be made by notice in writing and mailed by certified mail to the Secretary of the Corporation and (a) in the case of an annual meeting, received no later than 35 days prior to the date of the annual meeting; provided, however, that if less than 35 days' notice of a meeting of stockholders is given to the stockholders, such notice of proposed business or nomination by such stockholder shall have been made or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of a meeting was mailed, and (b) in the case of a special meeting of stockholders, received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. A notice of nominations by stockholders shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and the nominating stockholder and (iv) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.
The Chairman of the Board, or in his absence the President or any Vice President, may, if the facts warrant, determine and declare to the meeting of stockholders that a nomination was not made in accordance with the foregoing procedure and that the defective nomination shall be disregarded.

SECTION 8. INSPECTORS OF ELECTIONS. Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

  (a) ascertain the number of shares outstanding and the voting power of each;

  (b) determine the shares represented at a meeting and the validity of proxies and ballots;

  (c)  count all votes and ballots;

  (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

  (e) certify his or her determination of the number of shares represented at the meeting and his or her count of all votes and ballots.

The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information relating to the authorization of a proxy through the transmission of a telegram, cablegram, or other means of electronic transmission, any information relating to the authorization of a ballot submitted by electronic transmission, ballots and the regular books and records of the Corporation. The inspector may consider reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this Section, the inspector, at the time of his or her certification pursuant to (e) of this Section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

SECTION 9. OPENING AND CLOSING OF POLLS. The date and time for the opening and the closing of the polls for each matter to be voted upon at a meeting of stockholders shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.


                               ARTICLE II

                               DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.  NUMBER AND TERM OF OFFICE.

  (a) The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1995, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1996 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1997. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. The holders of a majority of the shares then entitled to vote generally for the election of directors may remove any director or the entire Board of Directors, but only for cause.

  (b) The number of directors shall be fixed from time to time by resolution of the Board of Directors. In case of any increase in the number of directors in advance of an annual meeting of stockholders, each additional director shall be elected by the directors then in office, although less than a quorum, to hold office until the next election of the class for which such director shall have been chosen (as provided in the last sentence of this subsection (b)) or until his successor shall have been duly chosen. No decrease in the number of directors shall shorten the term of any incumbent director. Any newly created or eliminated directorships resulting from an increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal as possible.

  (c) No less than two directors shall be persons other than (i) officers or employees of the Corporation or its subsidiaries or (ii) individuals having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

SECTION 3. VACANCIES. Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of which they have been elected expires and until such directors' successors shall have been duly elected or qualified.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other times and places as shall from time to time be determined by the Board of Directors.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director (if one is appointed), the President or any Vice President on one day's written notice to each director by whom such notice is not waived, given either personally or by courier, mail, facsimile transmission or telegram, and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two directors.

SECTION 6. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board or such committee.

SECTION 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it. No such committee shall have the power or authority:

  (a) to amend the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

  (b) to adopt an agreement of merger or consolidation under Section 251 or Section 252 of the General Corporation Law of the State of
Delaware;

  (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

  (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

  (e)  to amend the Bylaws of the Corporation.

Unless the resolution, Bylaws or Restated Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the General Corporation Law of the State of Delaware.

SECTION 10. COMPENSATION. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

SECTION 11. REGULATIONS; MANNER OF ACTING. To the extent consistent with applicable law, the Restated Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such special rules and regulations for the conduct of their meetings and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board, and the individual directors shall have no power as such.



                              ARTICLE III

                                NOTICES

SECTION 1. GENERALLY. Whenever by law or under the provisions of the Restated Certificate of Incorporation or these By laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail. Any such notice also may be given to any director by telephone, facsimile transmission, telegram or other electronic transmission and to any stockholder by a form of electronic transmission consented to by such stockholder. A stockholder's consent to the receipt of notice by a form of electronic transmission shall be deemed revoked if (a) the Corporation receives a written notice of such revocation from such stockholder, or (b) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. Notice shall be deemed given: (i) if by mail, when deposited in the United States mail, with postage thereon prepaid and addressed to the intended recipient at his or her address as it appears on the records of the Corporation; (ii) if by facsimile telecommunication, when directed to a number at which the intended recipient has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the intended recipient has consented to receive notice; (iv) if by a posting on an electronic network together with separate notice to the intended recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (v) if by any other form of electronic transmission, when directed to the intended recipient. As used in these Bylaws, the term "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including email.

SECTION 2. WAIVERS. Whenever any notice is required to be given by law or under the provisions of the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.






                              ARTICLE IV

                      OFFICERS AND LEAD DIRECTOR

SECTION 1. GENERALLY. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman, Vice Chairman, President and Secretary. The Board of Directors may also choose any or all of the following: a Chief Financial Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers or any other officers deemed necessary by the Board of Directors. The President, the Chief Executive Officer and the other executive officers shall report to the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. COMPENSATION. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

SECTION 3. ELECTION. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

SECTION 4.  AUTHORITY AND DUTIES.  Each of the officers of the
Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these Bylaws.

SECTION 5. REMOVAL AND RESIGNATION; VACANCIES. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, Chairman, Vice Chairman or President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

SECTION 6. CHAIRMAN. The Chairman shall preside at all meetings of the stockholders, at all regular meetings of the Board of Directors and at all special meetings of the Board of Directors at which the Lead Director (if one is appointed) is not present (but the Chairman shall not preside at any executive sessions of the Board of Directors), and the Chairman shall have such other duties and responsibilities as may be assigned to him or her by the Board of Directors. The Chairman may delegate to any qualified person his or her authority, including to chair any meeting of the stockholders, either on a temporary or a permanent basis.

SECTION 7. LEAD DIRECTOR. At any time in which the offices of Chairman and Chief Executive Officer are held by the same person, the Board of Directors shall promptly appoint one member of the Board of Directors to serve as the Lead Director. If a Lead Director is required to be appointed in accordance with the immediately preceding sentence and thereafter for so long as the offices of Chairman and Chief Executive Officer are held by the same person (or if the Board of Directors, by resolution passed by a majority of the entire Board, otherwise determines to appoint a Lead Director), the Lead Director shall promptly be elected by the Board of Directors and, thereafter, shall be elected by the Board annually at a Board of Director's meeting held in conjunction with the annual meeting of the Corporation's shareholders, or at such other time as the Board shall establish. The Lead Director shall be a member of the Board of Directors who is determined by the Board to be an outside independent director and who has such other qualifications and experience as the Board may prescribe from time to time. The Lead Director shall have such rights, duties and responsibilities as may be assigned to him or her by the Board of Directors and shall include:

  (a)  Calling special meetings of the Board of Directors.

  (b) Calling and presiding at executive sessions of the Board of Directors at which only outside, independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Director or a majority of the outside, independent directors.

  (c)  Presiding at any special meetings of the Board of Directors.

  (d) Establishing, creating and approving, in collaboration with the Chairman, the agendas, meeting dates, meeting locations and Board materials for all regular meetings of the Board of Directors and all special meetings of the Board of Directors called by the Chairman or the Lead Director. Materials for all such Board meetings are to be provided to the Lead Director for review and approval in sufficient time to allow for his or her meaningful review and approval before being distributed to the Board in sufficient time prior to the Board meeting to allow for their meaningful review of such materials.

  (e) Consulting regularly with the Chief Executive Officer regarding appropriate follow-up on items determined by the Lead Director to be of importance to the Board of Directors.

  (f) Consulting regularly with the Chief Executive Officer when requested by the Board of Directors or any Board member, or otherwise as the Lead Director deems appropriate, to bring various matters of interest or concern to the attention of the Chief Executive Officer.

  (g) Consulting regularly with the Board of Directors or any committee of the Board when requested by the Chief Executive Officer, or otherwise as the Lead Director deems appropriate, to bring various matters of interest or concern to their attention.

  (h) Consulting regularly with the Chief Executive Officer on his or her annual and long-term objectives in preparation for discussion and approval by the Board of Directors, and coordinating the annual performance review of the Chief Executive Officer by the Board.

  (i) Consulting with the Chief Executive Officer or his or her designees regarding proposals, reports, budgets, presentations, and other material matters prior to their presentation to the Board of Directors in sufficient time prior to the Board meeting to allow for their meaningful review and consideration.

  (j) Serving as an independent point of contact for any shareholder of the Corporation who seeks to communicate with one or more members of the Board of Directors without the participation, assistance or cooperation of management.

SECTION 8. VICE CHAIRMAN. In case of the inability or failure of the Chairman to perform the duties of that office, the Vice Chairman shall perform such duties, unless otherwise determined by the Board of Directors. The Vice Chairman shall have such other duties and responsibilities as may be assigned to him or her by the Board of Directors.

SECTION 9. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall direct the business and affairs of the Corporation and shall have such executive duties, powers, responsibilities and authorities as are usually vested in the office of the chief executive officer of a corporation. He or she shall also carry into effect all directions and resolutions of the Board of Directors. The Chief Executive Officer may also serve as the Chairman, the Vice Chairman or in any other officer position as determined by the Board of Directors.

SECTION 10. PRESIDENT. The President shall be the chief operating officer of the Corporation and, as such, shall be responsible for the active management of the business and affairs of the Corporation. In case of the inability or failure of both the Chairman and Vice Chairman to perform the duties of those offices, the President shall perform such duties, unless otherwise determined by the Board of Directors.

SECTION 11. EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. The Chairman, Vice Chairman and President shall each have and each is hereby given full power and authority, acting alone or together, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney and other documents and instruments and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the Chairman, Vice Chairman and President, or any of them, may delegate to other officers, employees and agents of the Corporation the power and authority to take any such action which each is authorized to take under this Section 9 of this Article IV, with such limitations as they or any of them may specify; such authority so delegated shall not be redelegated by the person to whom such execution authority has been delegated.

SECTION 12. VICE PRESIDENT. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors, Chairman, Vice Chairman or President.

SECTION 13.  SECRETARY AND ASSISTANT SECRETARIES.

  (a) The Secretary shall attend all meetings of the stockholders and all meetings of the Board of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors, Chairman, Lead Director (if one is appointed), Vice Chairman or President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors, Chairman, Lead Director (if one is appointed), Vice Chairman or President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten of facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

  (b) Assistant Secretaries, in order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

SECTION 14.  CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT
TREASURER.

  (a) The Chief Financial Officer shall be the chief financial officer of the Corporation and, as such, shall perform the duties customarily incident to such office, including executing certifications with respect to financial statements of the Corporation as may be required by law, and such other duties as shall be assigned to or required from time to time by the Board of Directors, Chairman or Vice Chairman.

  (b) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors, Chairman, Vice Chairman or President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors, Chairman, Vice Chairman or President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

  (c) Assistant Treasurers, in order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.


                               ARTICLE V

                            INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); and provided, further, that, if the General Corporation Law of the State of Delaware requires it, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise (hereinafter an "undertaking").

SECTION 2.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under
Section 1 of this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall he a defense that, and
(b) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this
Article V or otherwise shall be on the Corporation.

SECTION 3. NONEXCLUSIVITY OF RIGHTS. The rights of indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, contract, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

SECTION 5. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V or as otherwise permitted under the General Corporation Law of the State of Delaware with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 6. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Article V.

SECTION 7. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article V by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.


                              ARTICLE VI

                                STOCK

SECTION 1. CERTIFICATED AND UNCERTIFICATED SHARES. Shares of the Corporation's stock shall be issued and held in certificated form, in which the shares are represented by physical certificates; provided, however, that shares of the Corporation's stock may be issued and held in uncertificated form, in which the shares are held in book-entry form pursuant to a direct registration system without being represented by a physical certificate, if the Board of Directors of the Corporation adopts a resolution permitting shares of the Corporation's stock to be uncertificated. Notwithstanding the adoption by the Board of Directors of any such resolution providing for uncertificated shares, each shareholder shall be entitled to have the shares of the Corporation's stock owned by such shareholder represented by one or more physical certificates, as specified by such shareholder. With respect to shares of stock of the Corporation that are in certificated form, the certificates representing such shares shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificates shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President of the Corporation, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

SECTION 2. TRANSFER. Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of the Corporation's stock shall be made on the stock transfer books of the Corporation, kept at the office of the Corporation or at the transfer agent of the Corporation designated to transfer the class of stock being transferred, and (a) in the case of shares of the Corporation's stock in certificated form, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon surrender to the Corporation or the transfer agent of each certificate representing such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and payment of all necessary transfer taxes, or (b) in the case of shares of the Corporation's stock in uncertificated form, upon receipt of proper transfer instructions from the registered holder of such shares or by such person's attorney lawfully constituted in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes referred to in clauses (a) and (b) shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to shares of the Corporation's stock in certificated form, every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock transfer books of the Corporation.

SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed; provided, however, that if such certificate alleged to have been lost, stolen or destroyed represented shares of the Corporation's stock, at the request of the registered holder of such shares or by such person's attorney lawfully constituted in writing, the Secretary shall instead direct that such shares be reissued in uncertificated form.
As a condition precedent to the issuance of a new certificate or certificates or reissuance of such shares in uncertificated form, the Secretary may require the registered holder of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed, the issuance of the new certificate, or the reissuance of such shares in uncertificated form.

SECTION 4.  RECORD DATE.

  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 or less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                              ARTICLE VII

                          GENERAL PROVISIONS

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on September 30 of each year or on such other date as shall be fixed from time to time by the Board of Directors.

SECTION 2. CORPORATE SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 4. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

SECTION 5. DIVIDENDS. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Restated Certificate of Incorporation.


                             ARTICLE VIII

                              AMENDMENTS

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any provision of the Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, repeal, alter or amend any provision of the Bylaws upon the affirmative vote of the holders of 75% or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.